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                             SALES AGENCY AGREEMENT

            This Sales Agency Agreement (this "Agreement") is effective as of November 16, 1999 ("Effective Date") by and between GT INTERACTIVE SOFTWARE CORP., a Delaware corporation ("AGENT") and INFOGRAMES NORTH AMERICA, INC., a California corporation ("Infogrames").

1.    DEFINITIONS:

            a. "Channels of Distribution" means all commercial channels of distribution, including without limitation, retail, direct response and direct mail.

            b. "Customer" means any third party from whom orders for Titles are taken by AGENT or from whom orders are taken.

            c. "Developer" means any person or entity who owns or controls rights including, without limitation, intellectual property rights, in a Title.

            d. "Territory" means the U.S. and Canada.

            e. "Titles" means those computer software or console products published by Infogrames during the Term.

            f. "Unit" means one copy of a Title as embodied in the appropriate storage medium and in a finished product form, ready for shipment to Customers, together with all printed artwork, booklets, manuals, pamphlets or other materials which refer or relate to each respective Title.

2.    RIGHTS GRANTED:

            With respect to each Title published by Infogrames during the Term, AGENT shall have the non-exclusive right throughout the Territory during the Term, to act as the agent for Infogrames only for the purpose of soliciting orders for Units from Customers for subsequent sale in the Channels of Distribution. Infogrames shall be solely responsible for providing all other services, including advertising, shipping, billing and collection services.

3.    DELIVERY:

            AGENT shall promptly provide Infogrames with a written purchase order for each order solicited from Customers.
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4.    COMPENSATION:

            AGENT shall receive three percent (3%) of Net Receipts (the "Limited Agency Fee") for each Unit shipped. Net Receipts means the amounts actually received by Infogrames for the Units shipped pursuant to the purchase orders provided by AGENT, less any taxes, and discounts, markdowns and other price protection actually given.

5.    ACCOUNTING/AUDITING:

            (a) Infogrames shall submit itemized statements along with payment of the Limited Agency Fee within the forty-five (45) days after the end of each calendar month. The statements shall contain the following: the number of Units shipped, actual receipts, taxes, returns, discounts, markdowns, price protection and any other costs or adjustments permitted to be deducted under the terms of this agreement. The statements shall show separately for each Title all calculations reasonably necessary for the computation of the Limited Agency Fee. In addition, in the event of a recall based solely on errors in the software code for any Titles for which Infogrames has developed corrections, and for which recall is authorized by Infogrames, Infogrames will pay all costs associated with the recall, including but not limited to, handling charges, end user notification costs, Unit replacement costs, and all freight costs.

            (b) Infogrames shall keep true and accurate books and records of account containing all reasonable data necessary to calculate all sums due hereunder. AGENT may, upon reasonable notice and at its own expense, audit the applicable records at Infogrames' office, to verify statements rendered under this agreement. Any audit shall be conducted only by a certified public accountant or accounting professional, and take place during reasonable business hours and in a manner which will not interfere with Infogrames' normal business activities. All of the information contained in Infogrames' books and records shall be kept confidential, and AGENT agrees that information inspected or copied shall be used only for the purpose of determining the accuracy of the statements, and shall be revealed only to those officers, directors, employees, agents or representatives as shall be reasonably necessary to verify the accuracy of those statements. Each party shall be furnished with a copy of the auditor's report within thirty (30) days after its completion. In no event shall audits be made more frequently than once annually nor shall the records supporting any statement be audited more than once, nor shall any audit take place during the first three (3) weeks of a calendar quarter. Any inquiries or challenges with respect to any statement rendered must be received in writing within two (2) years from the date it is rendered or will be deemed approved. AGENT shall be solely responsible for the costs of its audit unless the audit reveals an underpayment of the total Limited Agency Fee of more than five percent (5%) in which


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case Infogrames shall be responsible for the reasonable and actual documented costs of the audit up to the amount of the shortfall.

6.    TECH SUPPORT:

            All technical support shall be furnished by Infogrames.

7.    REPRESENTATIONS AND WARRANTIES:

            (a) Ownership of Intellectual Property Rights. Notwithstanding anything contained herein to the contrary and subject to the terms of this Agreement, all artwork, designs and computer software embodying the intellectual property embodied in the Titles, or any reproduction thereof, or any packaging or advertising materials, which are designed, developed and/or created by Infogrames hereunder (or any of its sublicensees, affiliates or subsidiaries), shall be, and remain Infogrames' (or its affected third party's, as the case may be) sole and exclusive property, inclusive of all copyrights and right to copyright therein and thereto.

            (b) Ownership of marks. Subject to the terms of this Agreement, AGENT acknowledges and agrees that: All copyrights, trademarks and service marks and rights to same referred to in this Agreement in the name of and/or owned by and/or licensed to Infogrames shall be and remain the sole and complete property of Infogrames, or its affected third-party licensors, as the case may be; that all such copyrights, trademarks and service marks and rights to same in the name of or owned by any copyright proprietor other than AGENT or Infogrames shall be and remain the sole and complete property of such copyright proprietor; that all trademarks and service marks which, and/or the right to use which, arise out of the license hereby granted to use the intellectual property embodied in the Products shall be and remains the sole and complete property of Infogrames (or its affected third-party licensors, as the case may be); that AGENT shall not at any time acquire or claim any right, title or interest of any nature whatsoever in any such trademark or service mark by virtue of this Agreement or of AGENT's uses thereof in connection with the Products; and that any right, title or interest in or relating to any such trademark or service mark, which comes into existence as a result of, or during the Term of, the exercise by AGENT of any rights granted to it hereunder shall immediately vest in Infogrames (or its affected third-party licensor, as the case may be).

            (c) Infogrames Warranties and Indemnity: Infogrames warrants and represents that Infogrames has sufficient rights to the Products to grant the licenses under this Agreement and that any Product provided by Infogrames under this Agreement does not and will not infringe any third party proprietary right. Infogrames warrants and represents that it has the right to enter into this Agreement and that this Agreement and


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Agent's performance under this Agreement will not conflict or violate any obligations that Infogrames may have under an agreement with any third party. Infogrames will indemnify AGENT, and its affiliates, officers, directors and employees, against claims, actions, demands, liabilities, losses, damages, expenses (including reasonable attorneys' fees and legal costs) related to alleged or actual infringement of third party proprietary rights by the Products and to alleged personal injury or property damage related to the Products. Infogrames will indemnify Agent, and its affiliates, officers, directors and employees, against any claims, liabilities, losses, damages, injuries, costs, expenses, causes of action, claims, demands, assessments and similar matters related to any breach of Infogrames' warranties.

            (d) AGENT Warranties and Indemnity: AGENT warrants and represents that it has the full power and authority to enter into this Agreement, acknowledges that it has no authority to bind Infogrames and warrants that it will not attempt to represent that it has any such authority. AGENT warrants and represents that it shall use its reasonable best efforts to maximize purchase orders for the Titles. Agent warrants and represents that its making and performance of this Agreement shall not violate any laws or regulations of any nation with the Territory; any agreement, right or obligation between AGENT and any other person, firm or corporation; or any rights of any third party. AGENT will indemnify Infogrames, and its affiliates, officers, directors and employees, against any claims, liabilities, losses, damages, injuries, costs, expenses, causes of action, claims, demands, assessments and similar matters related to any breach of Agent's warranties.

            (e) Conditions on Indemnity Obligations: The indemnity obligations set forth in this Agreement are conditioned upon the party claiming indemnification (the "Indemnified Party") promptly notifying the indemnifying party (the "Indemnifying Party") of the claim, allowing the Indemnifying Party to control any defense or settlement of such claim and assisting the Indemnifying Party in the defense or settlement so long as the Indemnifying Party reimburses the Indemnified Party's reasonable expenses.

8.    TERM AND TERMINATION:

            This agreement shall have an initial term ending on June 30, 2000. This Agreement may be terminated by either party at any time in its sole discretion upon forty-five (45) days advance written notice. Either party may terminate this Agreement for a material breach by the other party which has not been cured within thirty days after the non-breaching party provided written notice of such breach to the breaching party.


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9.    ASSIGNMENT:

            Either party may assign its rights under this Agreement to (a) its affiliates or (b) in the event of a change in control, to the successor entity or any of its affiliates. Subject to the foregoing, the provisions of this Agreement shall apply to and bind the successors and permitted assigns of the parties. Any attempted assignment or other transfer of this Agreement not in compliance with this Paragraph 9 shall be null and void and shall be deemed to be a material breach of this Agreement which is not capable of cure.

10.   CONFIDENTIALITY:

            Each party agrees that it will hold in strict confidence and not disclose the Confidential Information of the other party to any third party and to use the Confidential Information of the other party for no purpose other than the purposes expressly permitted by this Agreement. Each party shall only permit access to the other party's Confidential Information to those of its employees having a need to know and who have signed confidentiality agreements containing terms at least as restrictive as those contained in this Paragraph 10. Each party shall maintain the confidentiality and prevent accidental or other loss or disclosure of any Confidential Information of the other party with at least the same degree of care as it uses to protect its own Confidential Information but in no event with less than reasonable care. A party's obligations of confidentiality under this Agreement shall not apply to information which such party can document (i) is in the public domain without the breach of any agreement or fiduciary duty or the violation of any law, (ii) was known to the party prior to the time of disclosure without the breach of any agreement or fiduciary duty or the violation of any law, (iii) is independently developed by the party prior to receiving such Confidential Information without reference to any Confidential Information, (iv) is required to be disclosed pursuant to a judicial order, a requirement of a governmental agency or by operation of law, provided that such party gives the other party written notice of any such requirement immediately after learning of any such requirement, and takes all reasonable measures to avoid or limit disclosure under such requirements and to obtain confidential treatment or a protective order and has allowed such other party to participate in the proceeding. Upon written request by either party hereto, the other party shall promptly return all documents and other tangible materials representing the requesting party's Confidential Information and all copies thereof. Notwithstanding anything contained herein to the contrary, AGENT reserves the right to publicly disclose the terms of this Agreement if it determines in good faith that this is a material agreement which must be filed with the Securities and Exchange Commission.


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11.   GOVERNING LAW.

            The laws of the state of California shall govern this Agreement, without regard to conflicts of law provisions thereof.

12.   RELATIONSHIP OF PARTIES.

            The parties hereto expressly understand and agree that the parties are independent contractors in the performance of each and every part of this Agreement.

13.   AMENDMENT AND WAIVER.

            Except as otherwise expressly authorized herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived only with the written consent of the parties.

14.   HEADINGS.

            Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

15.   NOTICES.

            All notices, statements, and reports required or permitted by this Agreement shall be in writing and deemed to have been effectively given and received; (i) five (5) business days after the date of mailing if sent by registered or certified mail, postage prepaid, with return receipt requested;
(ii) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this Paragraph 15; or (iii) when delivered if delivered personally or sent by express courier service.
Notices shall be addressed as follows:

If to Infogrames:                        If to AGENT:

Infogrames North America                 GT Interactive Software Corp.
5300 Stevens Creek Boulevard             417 Fifth Avenue
San Jose California, 9                   New York, New York 10016
Attention: Yves Legris                   Attention: Harry Rubin
Telecopy: (408)                          Telecopy: (212) 679-3424
Confirm: (408) 985-1700                  Confirm: (212) 726-0749

with a copy to:                          with a copy to:


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Attention: Bruce Yonehiro                Chadbourne & Parke LLP
                                         30 Rockefeller Plaza
Confirm: (408) 985-1700                  New York, New York 10112
                                         Attention: Tina Waltke, Esq.
with a copy to:                          Telecopy: (212) 541-5369
                                         Confirm: (212) 408-5100
Pillsbury Madison & Sutro LLP
235 Montgomery Street
San Francisco, California 94104
Attention: Nathaniel M. Cartmell, Esq.
Ronald E. Bornstein, Esq.
Telecopy: (415) 983-1200
Confirm: (415) 983-1000


16.   ENTIRE AGREEMENT.

            This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

17.   SEVERABILITY.

            If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

18.   COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

19.   OWNERSHIP.

            As between Infogrames and AGENT, each shall own all rights, title, and interests in and to any and all material and intellectual property supplied by such party hereunder, including, without limitation, all copyrights, patents, trade secrets, trademarks, service marks, and trade names. Without limiting the foregoing, the copyright in the source code of the Product, and any trademarks or other intellectual property rights


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relating to the Products shall be owned exclusively by Infogrames. Each party agrees to take all actions and to execute, acknowledge, and deliver all documents as the other party may reasonably request and at the other party's expense, to effectuate the acknowledgments of ownership contained in this Section and to secure, maintain, and defend for each party's own benefit all rights set forth herein.

20.   DISCLAIMER; LIMITATION OF LIABILITY.

            NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOST REVENUE OR FAILURE TO REALIZE EXPECTED PROFITS.

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            The parties have executed this Agreement as of the date first set forth above.

GT INTERACTIVE SOFTWARE CORP.
a Delaware corporation



By: /s/ Harry Rubin
    --------------------------------
Harry Rubin
President, International

Address:    417 Fifth Avenue
            New York, NY 10016
            Telephone: (212) 679-3424
            Facsimile: (212) 726-0749

INFOGRAMES NORTH AMERICA, INC.
a California corporation



By: /s/ Yves Legris
    --------------------------------
Name: Yves Legris
Title: COO

Address:    5300 Stevens Creek Boulevard
            San Jose, CA 95129
            Telephone: (408) 985-1700
            Facsimile: (408) 246-0898



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                               POWER OF ATTORNEY

The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint DAVID FREMED AND HARRY RUBIN, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Transitional Report on Form 10-K of Infogrames, Inc. for the three months ended June 30, 2000, and any and all amendments thereto.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.


/s/ Bruno Bonnell
--------------------------
Bruno Bonnell                      Chief Executive Officer                 September 6, 2000
                                        and Director

/s/ Steven A. Denning
--------------------------
Steven A. Denning                         Director                         September 6, 2000

/s/ Denis Guyennot
--------------------------
Denis Guyennot                            Director                         September 6, 2000

/s/ Thomas A. Heymann
--------------------------
Thomas A. Heymann                         Director                         September 6, 2000

/s/ Ann E. Kronen
--------------------------
Ann E. Kronen                             Director                         September 6, 2000

/s/ Thomas Schmider
--------------------------
Thomas Schmider                           Director                         September 6, 2000

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